SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.


FOR PERIOD ENDING: 12/31/2006
FILE NUMBER  811-2699
SERIES NO.:  1


72DD.    1.   Total income dividends for which record date passed during the period. ($000's Omitted)
              Class A                                                $11,105
         2. Dividends for a second class of open-end company shares ($000's Omitted)
              Class R                                                $   308
              Institutional Class                                    $   915

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A                                                0.21900
         2.   Dividends for a second class of open-end company shares
             (form nnn.nnnn)
              Class R                                                0.13070
              Institutional Class                                    0.39560

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                                                 59,688
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                                                 21,991
              Class C                                                  9,818
              Class R                                                  2,794
              Institutional Class                                      2,797

74V.     1.   Net asset value per share (to nearest cent)
              Class A                                                $ 26.08

         2. Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                                                $ 22.39
              Class C                                                $ 22.35
              Class R                                                $ 25.88
              Institutional Class                                    $ 26.82